                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) ........ October 22, 1996


                         COMMUNITY PSYCHIATRIC CENTERS
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Nevada                       1-7008                   94-1599386
 ---------------------------    ----------------------        ---------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
 of incorporation)                                        Identification Number)



                            5110 West Sahara Avenue
                            Las Vegas, Nevada 89102
                            -------------------------
                    (Address of principal executive offices)


  Registrant's telephone number, including area code ......... (702) 259-3600



                                Not Applicable
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

     Community Psychiatric Centers and certain of its subsidiaries (collectively the "Company") and Behavioral Healthcare Corporation ("BHC") have entered into an Asset Purchase Agreement dated October 22, 1996 (the "Asset Purchase Agreement") and an Agreement and Plan of Merger dated October 22, 1996 (the "Merger Agreement") pursuant to which BHC will acquire substantially all of the psychiatric hospital and residential treatment center operations of the Company in the United States and Puerto Rico, as well as two closed hospitals and certain excess land.

     The Company will receive approximately $60 million in cash and shares of Common Stock and Preferred Stock of BHC, representing appoximately 61.6% of BHC's equity, on a fully diluted basis.

     The forms of the Asset Purchase Agreement and Merger Agreement are attached hereto as Exhibit 99.1 and Exhibit 99.2 respectively, and are hereby
          ------------     ------------
incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    Exhibit No.    Description of Exhibit                       Page
    -----------    ----------------------                       ----
      99.1          Asset Purchase Agreement, between
                    the Company and BHC, dated
                    October 22, 1996.

      99.2          Agreement and Plan of Merger,
                    between the Company and BHC, dated
                    October 22, 1996.

      99.3          Schedule 3.10 to the Asset Purchase
                    Agreement, consisting of the
                    Audited Consolidated Financial
                    Statements of BHC, for fiscal years
                    ended June 30, 1996, 1995 and 1994.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 22, 1996               COMMUNITY PSYCHIATRIC CENTERS,
                                      a Nevada corporation


                                      by: /s/ Julia L. Kopta
                                          ------------------------
                                          Julia L. Kopta
                                          Executive Vice President and
                                          General Counsel